UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2022

DYNAMIC SHARES TRUST
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-238098 (Commission File Number)	32-6540728 (I.R.S. Employer Identification No.)

c/o Dynamic Shares LLC
401 W. Superior St., Suite 300
Chicago, IL 60654
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 312-216-2890

____________________________________
Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dynamic Short Short-Term Volatility Futures ETF	WEIX	NYSE Arca, Inc.

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On March 31, 2022, Dynamic Shares Trust (the “Trust”) issued a press release announcing a change of ownership of the Sponsor of the Dynamic Short Short-Term Volatility Futures ETF, (ticker: WEIX), a series of the Trust.  Commencing on April 1, 2022, the equity of the Sponsor will be owned on an equal basis by Dynamic Holdings, LLC and DC Jet Investments Inc, a subsidiary of ARB Sustained Holdings LP.  Previously, Dynamic Holdings, LLC owned 85% of the equity of the Sponsor and DC Jet Investments Inc. owned 15% of the equity of the Sponsor.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 31, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2022

DYNAMIC SHARES TRUST

By:	/s/ Weixuan Zhang
Weixuan Zhang
Principal Executive Officer